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                                                          Exhibit 99.B-(h)(4)(i)

[ING FUNDS LOGO]

April 19, 2005

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

     Pursuant to the Administration Agreement dated February 25, 2003, as amended, between ING Variable Insurance Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING GET U.S. Core Portfolio - Series 10, ING GET U.S. Core Portfolio - Series 11, and ING GET U.S. Core Portfolio - Series 12 (the "Portfolios"), each a series of ING Variable Insurance Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the name change of ING VP Worldwide Growth Portfolio to ING VP Global Equity Dividend Portfolio.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Portfolios.

                                           Very sincerely,


                                           /s/ Robert S. Naka
                                           ------------------
                                           Robert S. Naka
                                           Senior Vice President
                                           ING Variable Insurance Trust


ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Michael J. Roland
    ------------------------
    Michael J. Roland
    Executive Vice President


7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000   ING Variable Insurance Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                                            ADMINISTRATIVE FEE
------                                                            ------------------
                                                     (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING GET U.S. Core Portfolio - Series 1                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 2                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 3                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 4                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 5                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 6                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 7                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 8                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 9                      0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 10                     0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 11                     0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio - Series 12                     0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

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
ING GET U.S. Opportunity Portfolio - Series 1               0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING GET U.S. Opportunity Portfolio - Series 2               0.055% on the first $5 billion
                                                         0.030% on all assets over $5 billion

ING VP Global Equity Dividend Portfolio                                  0.00%